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                                                                    Exhibit 23.1

                      CONSENT OF PricewaterhouseCoopers LLP

We consent to the incorporation by reference in the Registration Statement of CEM Corporation on Form S-8 (File No. 33-87676) pertaining to CEM Corporation Salary Reduction Profit-Sharing Plan, as amended, of our report dated December 16, 1998, on our audits of the financial statements of the CEM Corporation Salary Reduction Profit-Sharing Plan as of June 30, 1998 and 1997, and for the years then ended, which report is included in the Annual Report on Form 11-K.


December 23, 1998